EXHIBIT 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, Cynthia K. Christy-Langenfeld, Chief Executive Officer of Lucent Technologies Inc. (the “Company”), and David W. Hitchcock, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:
(1)	the Annual Report on Form 10-K of the Company for the year ended September 30, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: December 14, 2006
/s/ Cynthia K. Christy-Langenfeld
Cynthia K. Christy-Langenfeld
Chief Executive Officer
/s/ David W. Hitchcock
David W. Hitchcock
Chief Financial Officer